Exhibit 99.2

FOR IMMEDIATE RELEASE

CONTACTS:
Brian Brokowski                                   Lauren Harris
Fleishman-Hillard Inc. for KSL Recreation Corp.   CNL Real Estate Services, Inc.
(619) 237-7716                                    (407) 650-1205


CNL HOSPITALITY PROPERTIES AND KSL RECREATION CORPORATION ANNOUNCE ACQUISITION OF HISTORIC HOTEL DEL CORONADO

Coronado, CA, December 18, 2003 - CNL Hospitality Properties, Inc. ("CNL") and an affiliate of KSL Recreation Corporation ("KSL") announced today their joint venture partnership completed the acquisition of the legendary Hotel del Coronado. The classic historical 688-room resort, built in 1888, is situated along 31 beachfront acres on the quaint island of Coronado in San Diego, California.

CNL, one of the lodging industry's top acquirers of hotels, owns a majority interest in the partnership. KSL, one of the nation's leading owners and operators of luxury destination resorts, now operates the hotel under a long-term management agreement and holds a minority interest in the partnership.

"The Hotel del Coronado is truly a defining asset in CNL's portfolio, and further demonstrates our commitment to build a world-class portfolio of hotels and resorts. The Del's superb location in the resurging San Diego marketplace, consistent performance and stable cash flow directly aligns with our strategy to create long-term value," said Thomas J. Hutchison III, Chief Executive Officer of CNL Hospitality Properties, Inc. "We are also pleased to be working with an exceptional operator in KSL, and look forward to executing the redevelopment plans to enhance this historic asset."

In 2001, the legendary hotel underwent $55 million in renovations featuring the addition of the Sheerwater and Prince of Whales restaurants, eight North Beach Cottages, as well as refurbishment to the hotel's Victorian Building including its guestrooms, lobby and Crown Room, and expansion to the gardens and seaside walkways of the Windsor Lawn. Under the new ownership, additional renovations are planned, including a significant spa expansion and guestrooms additions.

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CNL and KSL Announce Acquisition of Hotel del Coronado
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According to Scott Dalecio, president of KSL's Resort Division, the acquisition of the Hotel del Coronado presents another unique growth opportunity for KSL.

 "We are very pleased to partner for the first time with CNL and proud that it involves the addition of the Hotel del Coronado to our collection of unique resorts and hotels," Dalecio said. "The Del is a remarkable property with a storied history. We look forward to being responsible stewards of such a landmark hotel and further building upon its success."

Based in La Quinta, California, KSL includes Hotel del Coronado in a portfolio of luxurious destination resorts with a reputation for offering some of the most memorable lifestyle and recreation experiences in the world.

CNL Hospitality Properties, Inc. is an affiliate of CNL Financial Group, Inc., and specializes in the investment of quality hotels and resorts. CNL Hospitality Properties, Inc. owns interests in a portfolio of 130 hotels with more than 29,000 rooms featuring 19 nationally-recognized hotel brands in 37 states and Canada. Headquartered in Orlando, Florida, CNL Financial Group, Inc. is one of the nation's largest, privately held real estate investment and finance companies. CNL Financial Group, Inc. and the entities it has formed or acquired have over $9 billion in assets, representing more than 3,000 properties in 49 states and Canada. For additional information, please visit www.cnlonline.com/hospitality.

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CNL and KSL Announce Acquisition of Hotel del Coronado
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KSL Recreation Corporation is a La Quinta, California-based owner and operator of La Quinta Resort & Club and PGA West in La Quinta, California; The Claremont Resort & Spa in Berkeley, California; La Costa Resort & Spa in Carlsbad, California; The Arizona Biltmore Resort & Spa in Phoenix, Arizona; Doral Golf Resort and Spa in Miami, Florida; Grand Wailea Resort Hotel & Spa on Maui; and Lake Lanier Islands Resort near Atlanta, Georgia. For additional information, please visit www.kslresorts.com. For more information on Hotel del Coronado, please visit: www.hoteldel.com

Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995

Certain statements and information included in this release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Companies to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. The Companies disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Companies believe its current expectations are based upon reasonable assumptions, the Companies can give no assurance that expectations will be attained or that actual results will not differ materially.

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